Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-182970

                                   PROSPECTUS
                                  WEBFOLIO INC.
                        5,000,000 SHARES OF COMMON STOCK
                                 $0.01 PER SHARE

This is the initial offering of Common Stock of Webfolio Inc. (the "Company") and no public market exists for the securities being offered. The Company is offering for sale a total of 5,000,000 shares of its Common Stock on a "self-underwritten", best efforts basis. The shares will be offered at a fixed price of $0.01 per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. There is no minimum number of shares required to be purchased. This offering is on a best efforts basis, meaning that the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that funds from the sale of the shares will be immediately available to the Company for use in its business plan. See "Use of Proceeds" and "Plan of Distribution". Subscriptions, once received by the company, are irrevocable. The offering will end on October 8, 2013 unless extended 90 days by our Board of Directors in which event it will end on January 6, 2014.

Webfolio Inc. is a development stage, start-up company with limited operations. The Company qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act"). Any investment in the shares offered herein involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment.

We are currently considered a "shell company" within the meaning of Rule 12b-2 under the Exchange Act, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to re-sell their shares may be limited by applicable regulations. For us to cease being a "shell company" we must have more than nominal operations and more than nominal assets or assets which do not consist solely of cash or cash equivalents.

Webfolio, Inc. has no current plans to merge with another operating company. Since we are presently in the development stage of our business, we can provide no assurance that we will successful in implementing our planned activities. We are not a blank check company and have no intention to engage in a merger or other type of business combination.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or passed upon the accuracy or adequacy of the disclosures in the prospectus. Any representation to the contrary is a criminal offense.

                    Offering          Total
                     Price          Amount of       Underwriting       Proceeds
                   Per Share        Offering        Commissions         To Us
                   ---------        --------        -----------         -----
Common Stock         $0.01          $50,000             $0             $50,000

SUBSCRIPTION INFORMATION

Subscribers purchasing the shares should make checks payable to Webfolio Inc. Subscribers should also complete a Subscription Agreement, the form of which is attached as Exhibit 10.1 to this prospectus. Additional copies of the Subscription Agreement may be obtained by writing or calling the Company at its office telephone number (403) 863-6225.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS                                                        3
FORWARD LOOKING STATEMENTS                                                   6
RISK FACTORS                                                                 7
USE OF PROCEEDS                                                             14
DETERMINATION OF OFFERING PRICE                                             16
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES                               16
PLAN OF DISTRIBUTION                                                        17
DESCRIPTION OF SECURITIES                                                   18
INTEREST OF NAMED EXPERTS AND COUNSEL                                       18
DESCRIPTION OF OUR BUSINESS                                                 19
DESCRIPTION OF PROPERTY                                                     27
LEGAL PROCEEDINGS                                                           27
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                    27
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                   30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE      33
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                33
EXECUTIVE COMPENSATION                                                      34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              35
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS    36
INDEMNIFICATION                                                             36
AVAILABLE INFORMATION                                                       36
FINANCIAL STATEMENTS                                                        36

                                  WEBFOLIO INC.
                  1129 8 Street S.E. Calgary AB Canada T2G 2Z6

                              SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our," the "Company" and "Webfolio" refer to Webfolio Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Webfolio Inc. was incorporated in the State of Delaware on May 16, 2011. The company plans to develop, market and sell a web-based real estate buyer management service that will assist real estate investors in selling their properties. Our target market is professional real estate investors whom we define as someone who spends at least 25% of their time working on their real estate investment business. We anticipate the company's web-based application will include the following features: a user profile, as well as a property listing feature, to assist the real estate investor in managing his time and property listings; a buyer manager feature to allow the investor to list and profile his buyers and then match those buyers to properties the investor has for sale; an email/letter feature to generate text flyers and property presentations to the investor's buyers with status follow up; and a template/form feature to manage a variety of real estate related agreements and documents. It will cover the lifecycle of selling the real estate investor's properties from managing initial buyer information to generating agreements which clarifies the purchase terms and conditions. When the design and programming of the buyer management service is completed and tested, we will offer it for sale through an initial annual subscription.

Potential buyers are the life blood of a professional real estate investor's operation and, as such, investors spend a significant portion of their time finding people, then building and maintaining relationships with them. An investor's buyers list is a hard-won asset that requires constant attention to maintain its value to the investor. Our application is a CRM (customer relationship management) service specifically designed to assist the real estate investor in building and maintaining relationships by providing services particular to each potential buyer. Our service will profile each buyer by the property characteristics the buyer is seeking, including location, price range, size, number of rooms, style (single family, condo) and nearby amenities, and automatically matching to properties the real estate investor owns, with automatic notifications to those buyers in the form of email or text messages with details of the properties that are available. Our platform will also generate the necessary paperwork, based on templates set up by the subscriber to provide closing documents necessary to close the real estate transaction. The company will not provide potential buyers or generate buyer leads for investors. Our application is to provide an effective platform for real estate investors to maintain their own list of buyers, maintain their own list of properties for sale and to provide services to streamline the steps from initial buyer contact through to the sale of the property.

During this time while we are awaiting funding from our proposed offering, Management has focused, and will continue to focus, on development of the web-based application that can be achieved without substantial cash flow. We have:

     - Secured our URL and website address: mylistsonline.com; The company also has secured the following associated URLs: www.mylistsonline.ca, www.mylistsonline.us, www.mylistsonline.biz and www.mylistsonline.net.
     - Sought cost estimates for design and programming of web-based application;
     - Mapped out preliminary flow chart and layout of the application's navigation pages that will include Home Page, User Profile, My Tasks, My Calendar, Buyers List, Properties List, Buyer/PropertyActivity, Target Emails/Letters, Reports/Templates, Help and Contact Us;
     - Selected Google App Engine and its database services offered through the Google App Engine platform as the company's deployment target; (Google App Engine is a unique hosting platform that allows you to build applications and run them in Google's data centers using its global infrastructure);

     - Installed an open source code editor that will help simplify our integration and deployment activities (Open source refers to a program in which the source code is available to the general public for use and/or modified from its original design);
     - Developed website subscriber agreement including terms of service ownership, document storage, links to 3rd party websites, conduct of use;
     - Developed Privacy Policy for subscribers to safeguard customer information and communications;
     - Researched ad server sites that will allow partner/banner ads to be included on website for added revenue including Google Adsense as an affiliate partner to bring more traffic to the site;
     - Developed one page description of company's buyer management service and contact information to begin building database of potential real estate investors who will participate in test marketing service;
     - Contacted several real estate investor associations including the Canada Real Estate Investment Club and various Calgary, Alberta real estate investment clubs to participate in test marketing service;
     - Developed a revenue generating strategy by offering subscriptions to real estate investors for using company's service.

In order to reach the revenue generation stage, we need to do the following:

     -    Contract design and programming of company's web-based service;
     -    Finalize setup of our development and testing environments;
     - Continue to develop marketing content that describes the service and costs for purpose of collecting names and email addresses of potential real estate investors who are willing to serve as beta testers of the application;
     -    Construction of mobile app that can be used for beta testing;
     -    Testing web-based application and seeking testimonials for marketing;
     -    Refine and finalize services in responses to feedback from testers;
     -    Implement credit card processing for payment of subscription fees;
     - Continue building database of potential customers and marketing service to part-time and full-time real estate investors, real estate investor clubs, real estate investing coaching services and real estate associations through email, seminars and conventions;
     - Regularly generating new content via blogs, articles, magazines, videos to describe company's buyer management service and improve rankings in the major search engines (Google, Bing, Yahoo and Ask Jeeves)

Currently, our sole officer and director, Robin Thompson, devotes approximately 8-10 hours a week to the business of the Company. We will require the funds from this offering in order to implement our business plan as discussed in the "Plan of Operation" section of this prospectus.

The administrative office of the Company is currently located at 1129 8 Street S.E. Calgary AB Canada T2G 2Z6. We plan to use these offices until we require a larger space. Our fiscal year end is May 31st.

Webfolio Inc. is a development stage, start-up company with limited operations. The Company qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act"). We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As well, our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies. Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Following is a brief summary of this offering. Please see the "Plan of Distribution" section for a more detailed description of the terms of the offering.

Securities Being Offered:         Up to 5,000,000 shares of common stock, par
                                  value $.001

Offering Price per Share:         $0.01

Offering Period:                  The shares are being offered for a period not
                                  to exceed 180 days, unless extended by our Board of Directors for an additional 90 days

Net Proceeds to Our Company:      $50,000

Use of Proceeds:                  We intend to use the proceeds to commence our
                                  business operations.

Number of Shares Outstanding
Before the Offering:              5,000,000

Number of Shares Outstanding
After the Offering:               10,000,000

Our current officer and director does not intend to purchase any shares in this offering.

SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus. Total Expenses are composed of incorporation and banking costs.

                                                       As of November 30, 2012
                                                       -----------------------
BALANCE SHEET
Total Assets                                                  $  5,055
Total Liabilities                                             $     89
Stockholder's Equity                                          $  4,966

                                                      Period from May 16, 2011
                                                       (date of inception) to
                                                          November 30, 2012
                                                          -----------------
INCOME STATEMENT
Revenue                                                       $      0
Total Expenses                                                $  5,034
Net Loss                                                      $ (5,034)

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are "forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our Company and management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "will," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE ARE A DEVELOPMENT-STAGE COMPANY IN AN EMERGING MARKET WITH AN UNPROVEN BUSINESS MODEL AND A SHORT OPERATING HISTORY, WHICH MAKES IT DIFFICULT TO EVALUATE OUR CURRENT BUSINESS AND FUTURE PROSPECTS AND MAY INCREASE THE RISK OF YOUR INVESTMENT.

We have only a limited operating history and our current business and future prospects are difficult to evaluate. We were founded in May 2011 and have not yet begun to offer our service. You must consider our business and prospects in light of the risks and difficulties we encounter as a development-stage company in the new and rapidly evolving market of on-demand application services. These risks and difficulties include the following:

     *    our new and unproven business and technology models;
     * a limited number of service offerings and risks associated with developing new service offerings; and
     * the difficulties we face in managing future growth in personnel and operations.

We may not be able to successfully address any of these risks or others, including the other risks related to our business and industry described below. Failure to adequately do so could seriously harm our business and cause our operating results to suffer.

WE HAVE GENERATED NO REVENUE AND MAY INCUR SIGNIFICANT OPERATING LOSSES IN THE FUTURE.

Our business does not have an established record of profitability and we may never be profitable. In addition, we expect our operating expenses to increase in the future as we expand our operations. If future revenue is not generated to offset these expenses, we will not be profitable. Operating expenses may exceed our expectations and our financial performance will be adversely affected.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS OR OPERATIONS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FUND OUR BUSINESS. IF WE DO NOT SELL THE SHARES IN THIS OFFERING, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING OR RAISE ADDITIONAL CAPITAL TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

The only cash currently available is the cash paid by our founder for the acquisition of his shares. In the event we do not sell all of the shares, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans. If we sell only a portion of the shares, the implementation of our business plan will be significantly delayed until we obtain other sources of funding. We have no plans in place to raise additional funds.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

BECAUSE OUR CURRENT OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Mr. Thompson, our sole officer and director, currently devotes approximately 8-10 hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

THE LOSS OF MR. THOMPSON COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR SERVICES, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Mr. Thompson. We are dependent on his ability to develop and market our proposed services. If he were unable to fulfill his responsibilities, this loss could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop and market our service. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

BECAUSE WE ARE SMALL WE DO NOT HAVE AN AUDIT COMMITTEE AND WE DO NOT HAVE ADEQUATE DISCLOSURE CONTROLS AND PROCEDURES (AS DEFINED IN RULES 13A-15(E) AND 15D-15(E) UNDER THE EXCHANGE ACT).

Because our Board of Directors is comprised solely of Mr. Thompson, who does not have a professional background in finance or accounting, we do not have an audit committee financial expert on our board of directors to evaluate the effectiveness of the Company's adequate disclosure controls and procedures. Mr. Thompson, acting as sole Director on the Board of Directors, conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities and Exchange Act of 1934. Based on this evaluation, he concluded as that our current disclosure controls and procedures were not effective primarily because Mr. Thompson is the sole Director and Officer and there is a lack of segregation of finance and accounting duties.

Management is aware that we will be required to provide management's conclusions regarding the effectiveness of our disclosure controls and procedures in our first periodic report following effectiveness of the registration statement. Management will (1) continue to use third party specialists to address shortfalls in staffing and to assist the Company with accounting and finance responsibilities, (2) increase the frequency of independent reconciliations of significant accounts which will mitigate the lack of segregation of duties until there are sufficient personnel and (3) may consider appointing outside directors and audit committee members in the future. No proceeds from this Offering will be used to remedy the identified weaknesses in our disclosure controls.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our software services. We intend to generate revenue through the sale of our software services. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

FAILURE OF THIRD-PARTY SYSTEMS OR THIRD-PARTY SERVICE AND SOFTWARE PROVIDERS WHICH WE MAY RELY UPON IN THE FUTURE COULD ADVERSELY AFFECT OUR BUSINESS.

If we are successful in implementing our business plans, we will rely on certain third-party computer systems or third-party service and software providers, including data centers, technology platforms, back-office systems, Internet service providers and communications facilities. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If our arrangement with any third party is terminated, we may not be able to find alternative systems or service providers on a timely basis or on commercially reasonable terms. This could have a material adverse effect on our business, financial condition, results of operations and cash flows.

A DISRUPTION IN ONLINE SERVICE WOULD CEASE OR SUSPEND SERVICE

If we are successful in implementing our business plans, we could not guarantee that our website would operate without interruption or error. We would be bound only by a best efforts obligation as regards the operation and continuity of service. Although we would not be liable for the alteration or fraudulent access to data and/or accidental transmission through viruses or other harmful conduct in connection with the use of our website, future disruption of our proposed online service would adversely affect our business, financial conditions, results of operations and cash flows.

IF OUR ON-DEMAND APPLICATION SERVICE IS NOT WIDELY ACCEPTED, FUTURE OPERATING RESULTS WILL BE HARMED.

All of our revenue will be generated by our on-demand application service. As a result, widespread acceptance of our service is critical to our future success. Factors that may affect market acceptance of our service include:

     *    the price and performance of our service;
     *    the level of customization we can offer;
     * the availability, performance and price of competing products and services; and
     * potential reluctance by enterprises to trust third parties to store and manage their proprietory data.

Many of these factors are beyond our control. The inability of our service to achieve widespread market acceptance would harm our business.

THE MARKET IN WHICH WE PLAN TO PARTICIPATE IS INTENSELY COMPETITIVE, AND IF WE DO NOT COMPETE EFFECTIVELY, OUR OPERATING RESULTS COULD BE HARMED.

While management believes we will serve a niche market the larger market for CRM applications is intensely competitive and rapidly changing, barriers to entry are relatively low, many of our potential competitors are larger and have more resources than we do, and with the introduction of new technologies and market entrants, we expect competition to intensify in the future. If we fail to compete effectively, our operating results will be harmed. Some of our potential principal competitors may offer their products at a lower price, which would result in pricing pressures. If we are unable to maintain competitive pricing, our future operating results could be negatively impacted.

Our potential principal competitors include salesforce.com, zoho.com, freeCRM.com, sugarCRM.com and base.com. Our potential competitors enjoy substantial competitive advantages, such as greater name recognition, longer operating histories and larger marketing budgets, as well as substantially greater financial, technical and other resources. In addition, many have established marketing relationships and access to larger customer bases.

As a result, these potential competitors may be able to respond more quickly and effectively than we will be able to new or changing opportunities, technologies, standards or customer requirements. Furthermore, because of these advantages, even if our service is more effective than the products that our competitors offer, potential customers might accept competitive products and services in lieu of purchasing our service. For all of these reasons, we may not be able to compete successfully.

WE MAY NOT BE ABLE TO DEVELOP ENHANCEMENTS AND NEW FEATURES TO OUR SERVICE OR ACCEPTABLE NEW SERVICES THAT KEEP PACE WITH TECHNOLOGICAL DEVELOPMENTS.

In the future, if we are unable to develop enhancements to and new features for our service or acceptable new services that keep pace with rapid technological developments, our business will be harmed. The success of enhancements, new features and services depends on several factors, including the timely completion, introduction and market acceptance of the feature or edition. Failure in this regard may significantly impair our revenue growth.

THE SUCCESS OF OUR BUSINESS DEPENDS ON THE CONTINUED GROWTH AND ACCEPTANCE OF THE INTERNET AS A BUSINESS TOOL.

Our proposed service depends on the continued acceptance of the Internet as a communications and commerce platform for enterprises. The Internet could lose its viability as a business tool due to delays in the development or adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality-of-service. The performance of the Internet and its acceptance as a business tool has been harmed by "viruses," "worms" and similar malicious programs, and the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If for any reason the Internet does not remain a widespread communications medium and commercial platform, the demand for our service would be significantly reduced, which would harm our business.

OUR REPORTED FINANCIAL RESULTS MAY BE ADVERSELY AFFECTED BY CHANGES IN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES.

Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board, or FASB, the American Institute of Certified Public Accountants, the Securities and Exchange Commission, or SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change.

WE ARE AN "EMERGING GROWTH COMPANY" AND WE INTEND TO TAKE ADVANTAGE OF REDUCED DISCLOSURE AND GOVERNANCE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES, WHICH COULD RESULT IN OUR COMMON STOCK BEING LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As well, our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies. Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company, which in certain circumstances could be for up to five years.

RISKS RELATED TO OUR FINANCIAL CONDITION

THERE IS UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN.

In their audit report dated July 11, 2012, our auditors have expressed an opinion that doubt exists as to whether we can continue as an ongoing business. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease activities and you could lose your investment. Because we have been issued an opinion by our auditor that doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH OUR BUSINESS COULD BE HARMED.

If the Company experiences significant growth in the foreseeable future, our growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company's financial condition or the results of our operations.

Since inception on May 16, 2011 to November 30, 2012, we have spent a total of $5,034 on start-up expenses. We have generated no revenue from business operations. All proceeds currently held by us are the result of sales of common stock to a related party.

IF WE ARE FORCED TO INCUR UNANTICIPATED COSTS OR EXPENSES, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS ENTIRELY WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in our structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

RISKS RELATED TO THIS OFFERING

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

We intend to apply to have our common stock quoted on the OTC Bulletin Board. This process takes at least 60 days and the application must be made on our behalf by a market maker. Our stock may be quoted or traded only to the extent that there is interest by broker-dealers in acting as a market maker. Despite our best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. We may consider pursuing a quotation on the OTCBB after this registration becomes effective and we have completed our offering.

If our common stock becomes quoted and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

UNTIL WE REGISTER A CLASS OF OUR SECURITIES UNDER SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 ("EXCHANGE ACT"), WE WILL ONLY BE SUBJECT TO THE PERIODIC REPORTING OBLIGATIONS IMPOSED BY SECTION 15(D) OF THE EXCHANGE ACT.

Until such time as we register a class of our securities under Section 12 of the Exchange Act, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules and the reporting requirements of Section 13 of the Exchange Act.

OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

If our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock's liquidity, if any, affecting your ability to resell our common stock. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the U.S. Securities and Exchange Commission and an automatic suspension would adversely affect the Company's ability to retain its quotation on the OTCBB.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR U.S. SECURITIES AND EXCHANGE COMMISSION REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the U.S. Securities and Exchange Commission. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commission on the sales. He will offer the shares to friends, relatives, acquaintances and business associates, however; there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plans, however, no alternative financing sources have been identified at this time.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY STOCKHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, if we are able to sell all of the shares being offered, our executive officer and director will own 50% of our common stock. He will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the Company or other matters that could affect your ability to ever resell your shares. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other stockholders.

BECAUSE WE CAN ISSUE ADDITIONAL SHARES OF COMMON STOCK, PURCHASERS OF OUR COMMON STOCK MAY INCUR IMMEDIATE DILUTION AND MAY EXPERIENCE FURTHER DILUTION.

We are authorized to issue up to 130,000,000 shares of common stock. At present, there are 5,000,000 issued and outstanding shares of common stock, and if we are successful in completing the Maximum Offering there will be 10,000,000 shares outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders.

Consequently, our stockholders may experience more dilution in their ownership of our Company in the future, which could have an adverse effect on the trading market for our shares of common stock.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $0.0001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.01 you pay for them. Upon completion of the offering, assuming all 5,000,000 shares are sold, the net tangible book value of your shares will be $0.0055 per share, $0.0045 less than what you paid for them.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

THERE IS NO GUARANTEE ALL OF THE FUNDS RAISED IN THE OFFERING WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

We have committed to use the proceeds raised in this offering for the uses set forth in the "Use of Proceeds"section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

BECAUSE WE ARE A "SHELL COMPANY", THE HOLDERS OF OUR RESTRICTED SECURITIES WILL NOT BE ABLE TO SELL THEIR SECURITIES IN RELIANCE ON RULE 144, UNTIL WE CEASE BEING A "SHELL COMPANY".

We are a "shell company" as that term is defined by the applicable federal securities laws. Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a "shell company". Applicable provisions of Rule 144 specify that during that time that we are a "shell company" and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form capital. One year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a "shell company" we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 10%, 40%, 70% and 100%, respectively, of the securities being offered for sale by the Company.

Percentage of Offering                 10%         40%         70%         100%
----------------------               -------     -------     -------     -------
Proceeds to the Company              $ 5,000     $20,000     $35,000     $50,000
Programming                          $   500     $ 2,000     $ 7,000     $12,500
Online Project Management            $     0     $   600     $ 1,250     $ 1,250
Telecommunications & Internet        $   250     $ 1,500     $ 1,500     $ 1,500
Marketing                            $     0     $ 5,200     $ 9,100     $13,000
Accounting, Auditing & Legal         $ 4,250     $ 9,000     $ 9,000     $ 9,000
Working Capital                      $     0     $ 1,700     $ 7,150     $12,750

In the circumstances where we are unable obtain full funding we will be forced to extend our target dates, reduce planned functionality and spend more time dealing with the development and maintenance of marketing content and processes.

10% FUNDING SCENARIO

We will keep all of our marketing efforts confined within the company. This will necessitate that Mr. Thompson split his time between generating marketing content and developing the system. This will reduce the quality of the marketing effort because Mr. Thompson is not a marketing expert. We will be restricted to the amount of time we can obtain from internet marketing experts. This will also slow the development schedule and reduce the scope of services offered again because Mr. Thompson has a limited amount of time available to focus on this project. Project management fees (overseeing the step-by-step monitoring and completion of the application) will be -0- at this funding level. Accounting costs include $1,750 for audit, $1,500 for financial reviews, and $1,000 for legal and EDGAR filing fees. Additional legal, bookkeeping fees and filing preparation fees are not included. Telecommunications and internet fees (telephone, internet service provider, hosting, fax fees) will only cover the cost of the annual internet URLs currently held. The 10% funding scenario will start initial programming of the Home and Buyers List navigation pages, which includes actual programming instructions in developing content pages for use, but may not be completed.

We believe we will be able to operate at a minimal level for the next 12 months at 10% funding, to cover corporate and filing expenses, but the application's functionality will be delayed and there will be no product available for beta testing to real estate investors.

40% FUNDING SCENARIO

We will be able to outsource a portion of marketing content generation to qualified professionals leaving us to focus our development efforts on completing all primary system functionality for all navigation pages including payment collection capabilities. Our accounting, audit, legal fees will be increased to $9,000 to include $4,750 bookkeeping, filing preparation, and additional legal and EDGAR expenses. At 40% funding scenario, we believe we will be able to operate for the next 12 months with our web-based application available for limited beta testing without the buyer/listing functionality. This buyer/listing feature will match the buyer's property specifications profiled on the Buyers List with the properties owned by the investor on the Property List. The programming of this feature will be delayed until such times as additional capital is made available.

70% FUNDING SCENARIO

We will be able to outsource the bulk of marketing content generation to qualified professionals. We will be able to bring on an additional resource for at least 2 months to carry a large portion of the development efforts. At 70% funding scenario, we believe we will be able to operate for the next 12 months and expect to successfully complete a beta release for subscription sales of our primary functionality and move forward with the development of our planned secondary functionality though its successful release is dependent on the amount and quality of feedback from our beta testers, and any problems that arise once the system is operating under load. It is unlikely we would be able to complete our plans to make the service available on handheld and mobile devices like smartphones and tablets until such time as additional capital is made available.

100% FUNDING SCENARIO

We believe will be able to execute our plans as intended. At 100% funding scenario, we believe we will be able to operate for the next 12 months, as there will be sufficient capital to retain an additional development resource to see us through to a complete production release, including making our service available on handheld and mobile devices.

Additional expenses related to this offering will be paid using current assets of the Company. The cash balance at November 30, 2012 is $5,055. Costs associated with this offering are estimated as follows: Legal $250, Audit/Accounting $2,250, EDGAR $1,500 and SEC Registration Fee $6.

There is no guarantee we will be able to sell the shares being offered in this prospectus. If we do not close the offering upon the sale of all the shares we may be unable to complete our plan of operations our business could fail.

                         DETERMINATION OF OFFERING PRICE

The offering price of $0.01 per share has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of November 30, 2012, the net tangible book value of our shares was $4,966 or approximately $.001 per share, based upon 5,000,000 shares outstanding.

Upon 100% completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of all the shares and receipt of the total proceeds of $50,000, the net tangible book value of the 10,000,000 shares to be outstanding will be $54,966, or approximately $.0055 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (5,000,000 shares) will be increased by $.005 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.01 per Share) of $.005 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.005 per share, reflecting an immediate reduction in the $.01 price per share they paid for their shares.

After 100% completion of the offering, the existing stockholder will own 50% of the total number of shares then outstanding, for which he will have made a cash investment of $10,000, or $.002 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of $50,000, or $.01 per Share.

The following table illustrates the per share dilution to the new investors in the event only a percentage of the shares are sold, and if all the shares are sold, and does not give any effect to the results of any operations subsequent to November 30, 2012:

Percentage of Offering                                 10%            40%             70%           100%
----------------------                             ----------     ----------      ----------     ----------
Proceeds to the Company                            $    5,000     $   20,000      $   35,000     $   50,000
Number of Shares                                      500,000      2,000,000       3,500,000      5,000,000
Price Paid per Share by Existing Stockholder       $     .002     $     .002      $     .002     $     .002
Public Offering Price per Share                    $      .01     $      .01      $      .01     $      .01
Net Tangible Book Value Prior to this Offering     $     .001     $     .001      $     .001     $     .001
Net Tangible Book Value After this Offering        $    .0018     $    .0036      $    .0047     $    .0055
Increase in Net Tangible Book Value per Share
 Attributable to cash payments from purchasers
 of the shares offered                             $     .001     $     .003      $     .004     $     .005
Immediate Dilution per Share to New Investors      $     .008     $     .006      $     .005     $     .005

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

                                       Total
                         Price       Number of      Percent of    Consideration
                       Per Share    Shares Held      Ownership        Paid
                       ---------    -----------      ---------        ----
Existing Stockholder    $ .002       5,000,000          50%         $10,000

Investors in This
 Offering               $ .01        5,000,000          50%         $50,000

                              PLAN OF DISTRIBUTION

SHARES IN THE OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Robin Thompson, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Any investor who wishes to subscribe for shares in this offering, should execute a Subscription Agreement and tender it, together with a check, bank draft, money order or cashier's check in US funds payable to Webfolio Inc.
at 1129 8 Street S.E. Calgary AB Canada T2G 2Z6.

Mr. Thompson will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Mr. Thompson is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
     b. Mr. Thompson will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     c. Mr. Thompson is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
     d. Mr. Thompson meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days. If the board of directors votes to extend the offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period.

DEPOSIT OF OFFERING PROCEEDS

The proceeds from the sale of the shares in this offering will be payable to Webfolio Inc. and will be deposited in the Company's bank account at Bank of Montreal, 6100 Macleod Trail S.W., Calgary, Alberta T2H 0K5. Proceeds will be immediately available to the Company for use in implementing our business plan.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft, money order or cashier's check in US funds payable to Webfolio Inc. at 1129 8 Street S.E. Calgary AB Canada T2G 2Z6. Subscriptions, once received by the company, are irrevocable.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 130,000,000 shares of common stock, par value $0.0001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

VOTING RIGHTS

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is complete and presuming all the shares are sold, the present stockholder will own 50% of our outstanding shares and the purchasers in this offering will own, in the aggregate, 50% of our outstanding shares. Stockholders have no pre-emptive rights.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to May 31, 2012, included in this prospectus, have been audited by Stan J.H. Lee, CPA. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

Kevin M. Murphy, Attorney at Law, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

                           DESCRIPTION OF OUR BUSINESS

OVERVIEW

Webfolio Inc. was incorporated in the State of Delaware on May 16, 2011. The company plans to develop, market and sell a web-based real estate buyer management service that will assist real estate investors in selling their properties. Our target market is professional real estate investors whom we define as someone who spends at least 25% of their time working on their real estate investment business. We anticipate the company's web-based application will include the following features: a user profile, as well as a property listing feature, to assist the real estate investor in managing his time and property listings; a buyer manager feature to allow the investor to list and profile his buyers and then match those buyers to properties the investor has for sale; an email/letter feature to generate text flyers and property presentations to the investor's buyers with status follow up; and a template/form feature to manage a variety of real estate related agreements and documents. It will cover the lifecycle of selling the real estate investor's properties from managing initial buyer information to generating agreements which clarifies the purchase terms and conditions. When the design and programming of the buyer management service is completed and tested, we will offer it for sale through an initial annual subscription.

Potential buyers are the life blood of a professional real estate investor's operation and, as such, investors spend a significant portion of their time finding people, then building and maintaining relationships with them. An investor's buyers list is a hard-won asset that requires constant attention to maintain its value to the investor. Our application is a CRM (customer relationship management) service specifically designed to assist the real estate investor in building and maintaining relationships by providing services particular to each potential buyer. Our service will profile each buyer by the property characteristics the buyer is seeking, including location, price range, size, number of rooms, style (single family, condo) and nearby amenities, and automatically matching to properties the real estate investor owns, with automatic notifications to those buyers in the form of email or text messages with details of the properties that are available. Our platform will also generate the necessary paperwork, based on templates set up by the subscriber to provide closing documents necessary to close the real estate transaction. The company will not provide potential buyers or generate buyer leads for investors. Our application is to provide an effective platform for real estate investors to maintain their own list of buyers, maintain their own list of properties for sale and to provide services to streamline the steps from initial buyer contact through to the sale of the property.

During this time while we are awaiting funding from our proposed offering, Management has focused, and will continue to focus, on development of the web-based application that can be achieved without substantial cash flow. We have:

     - Secured our URL and website address: mylistsonline.com; The company also has secured the following associated URLs: www.mylistsonline.ca, www.mylistsonline.us, www.mylistsonline.biz and www.mylistsonline.net.
     - Sought cost estimates for design and programming of web-based application;
     - Mapped out preliminary flow chart and layout of the application's navigation pages that will include Home Page, User Profile, My Tasks, My Calendar, Buyers List, Properties List, Buyer/PropertyActivity, Target Emails/Letters, Reports/Templates, Help and Contact Us;
     - Selected Google App Engine and its database services offered through the Google App Engine platform as the company's deployment target; (Google App Engine is a unique hosting platform that allows you to build applications and run them in Google's data centers using its global infrastructure);
     - Installed an open source code editor that will help simplify our integration and deployment activities (Open source refers to a program in which the source code is available to the general public for use and/or modified from its original design);

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     -    Developed website subscriber agreement including terms of service ownership, document storage, links to 3rd party websites, conduct of use;
     - Developed Privacy Policy for subscribers to safeguard customer information and communications;
     - Researched ad server sites that will allow partner/banner ads to be included on website for added revenue including Google Adsense as an affiliate partner to bring more traffic to the site;
     - Developed one page description of company's buyer management service and contact information to begin building database of potential real estate investors who will participate in test marketing service;
     - Contacted several real estate investor associations including the Canada Real Estate Investment Club and various Calgary, Alberta real estate investment clubs to participate in test marketing service;
     - Developed a revenue generating strategy by offering subscriptions to real estate investors for using company's service.

In order to reach the revenue generation stage, we need to do the following:

     -    Contract design and programming of company's web-based service;
     -    Finalize setup of our development and testing environments;
     - Continue to develop marketing content that describes the service and costs for purpose of collecting names and email addresses of potential real estate investors who are willing to serve as beta testers of the application;
     -    Construction of mobile app that can be used for beta testing;
     -    Testing web-based application and seeking testimonials for marketing;
     -    Refine and finalize services in responses to feedback from testers;
     -    Implement credit card processing for payment of subscription fees;
     - Continue building database of potential customers and marketing service to part-time and full-time real estate investors, real estate investor clubs, real estate investing coaching services and real estate associations through email, seminars and conventions;
     - Regularly generating new content via blogs, articles, magazines, videos to describe company's buyer management service and improve rankings in the major search engines (Google, Bing, Yahoo and Ask Jeeves)

We have been issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

Our 12-month budget for the different funding scenarios is dependent on being completely funded by the $50,000 we intend to raise through this offering. The costs associated with operating as a public company are included in our budget. We cannot however guarantee that we will have sales and the amount raised in this offering may not be enough to meet the operating expenditures of the Company. We may be required to raise additional funding or apply for loans in the next 12 months, however we have no plans to do so at this time.

The following chart details the costs included in our 12 month budget for operations and how the budget will be effected if not all the shares are sold:

Percentage of Offering                 10%         40%         70%         100%
----------------------               -------     -------     -------     -------
Proceeds to the Company              $ 5,000     $20,000     $35,000     $50,000
Programming                          $   500     $ 2,000     $ 7,000     $12,500
Online Project Management            $     0     $   600     $ 1,250     $ 1,250
Telecommunications & Internet        $   250     $ 1,500     $ 1,500     $ 1,500
Marketing                            $     0     $ 5,200     $ 9,100     $13,000
Accounting, Auditing & Legal         $ 4,250     $ 9,000     $ 9,000     $ 9,000
Working Capital                      $     0     $ 1,700     $ 7,150     $12,750

The funding scenarios above are dependent on hypothetical amounts raised in the offering, if we raise less than the $50,000 we will be forced to extend our target dates, reduce planned functionality and curtail other spending. Please see the more detailed discussion of our planned use of offering proceeds in the "Use of Proceeds" section.

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Management estimates that we can operate in our current limited operations scenario for approximately 4-6 months with the cash currently available to the company. Without funding, we are unable to develop our web-based application. We believe we have enough cash currently to cover minimal operating expense for 4 - 6 months which include accounting, legal and filing expenses. After that time, our officer and director has verbally agreed to loan the company funds to allow us to pay professional fees and operating expenses until we are funded, and can begin work on the web-based application, however, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Along with cash currently available, we will require at least 10% funding ($5,000) to operate for the next 12 months to cover minimal operating expenses which include accounting, legal and filing expenses. We will require at least 40% funding ($20,000) to operate for the next 12 months in order to implement our web-based application so it can be available for limited beta testing. We will require at least 70% funding ($35,000) to successfully complete a beta release for subscription sales, and finally we will require at least 100% funding ($50,000) to successfully complete the mobile application for release to hand-held devices and notepads.

During this time while we are awaiting funding from our proposed offering Management has focused, and will continue to focus, on development that can be achieved without substantial cash flow.

EMERGING GROWTH COMPANY STATUS UNDER THE JOBS ACT

Webfolio Inc. qualifies as an "emerging growth company" as defined in the Jumpstart our Business Startups Act (the "JOBS Act").

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

     *    The first fiscal year after its annual revenues exceed $1 billion;
     *    The first fiscal year after the fifth anniversary of its IPO;
     * The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and
     * The first fiscal year in which the company has a public float of at least $700 million.

FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

     * Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
     * Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;
     * Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
     * Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

OFFERING REQUIREMENTS

In addition, during the IPO offering process, emerging growth companies are exempt from:

     * Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
     * Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

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
     * The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

OTHER PUBLIC COMPANY REQUIREMENTS

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

     * The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;
     * Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
     * The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

INDUSTRY BACKGROUND

HOSTED SERVICES MARKET

Over the past couple of years virtualization technologies have reached a critical penetration in server farms which has allowed providers to maximize the utilization of their hardware while minimizing their costs. This, combined with widespread broadband internet access, has lead to an industry of service providers offering practically all layers in the computing stack as hosted, utility services. This includes things like storage at pennies per GB and computing cycles at pennies per hour of CPU time to services that will host and manage client virtual servers to services that offer complete server application environments including databases, web servers, email servers, etc., all billed by the amount of time and/or storage consumed. The term `cloud' is also used because subscribers to these services do not necessarily control which CPU or virtual machine or whatever services their requests.

The explosive growth of mobile computing lead by devices such as Apple's iPhone and iPad along with the wide variety of Android devices has created opportunities for developers to create applications where these devices provide the user interface but offload the heavy lifting, data storage, etc. to cloud services. The net effect of this is that people have gotten very comfortable with the idea of having, not only their email, but a lot of their data residing somewhere in the cloud without necessarily having a local copy on their machine or device.

SPECIALIZED BUSINESS SERVICES

The ability to access entire server stacks for next to no cost, combined with users who have developed a comfort level with their data living in the cloud, has created a fertile environment for small groups of developers to create and operate high quality online services that tend to provide focused solutions to specific problems. There is also a growing movement amongst these services to also offer APIs (Application Programming Interface) based on standard Internet protocols which allow other services to programmatically interact with their service. The net result is a collection of independently developed services that can be aggregated on the fly to create value for the user that is potentially greater than the sum of the individual services.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

We intend to market and sell our internet-based real estate buyer management service to real estate investors to help them streamline the processes of keeping track of buyers, what those buyers are interested in, and what properties they have available for their buyers. We intend to design and create a service that includes easy-to-use online tools that will enable investors to

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
     * create and manage lists of potential buyers along with their property criteria,
     * create and manage lists of properties they have purchased or have under contract, including the type of deal they have in mind for the property,
     * specify the contents and format of communications, forms, etc. the system will use to shepherd a property through its life cycle from listing to sold.

The service will benefit both investors and potential buyers by streaming communications and automatically handling the mundane steps in the process so investors can focus their time on the parts of their businesses that have the most impact, namely building relationships and finding properties.

We intend to leverage management's relationships with experienced, full-time real estate investors who also dedicate some of their time teaching courses to less experienced and novice real estate investors to help these students improve their skills at investing in real estate for the purposes of making a profit. We will do this by, firstly having the full-time investors use the services to help fine-tune the online services, secondly obtaining credible testimonials from these full time investors, and thirdly, have them highlight how Webfolio's services have made their businesses run more smoothly to other in their networks including the students in the courses they teach and other real estate investors they may be affiliated with or do business with. In return for this marketing assistance we expect to compensate our professional investors with

     *    free access to our Premium service (outlined below) and/or,
     * through payments for referrals of new users who sign up for either our Standard or Premium service

We also plan to utilize our concentration of users interested in real estate investing to offer other businesses that provide services such as renovation, landscaping, staging, etc. to investors a platform through which they can advertise their products and services to a motivated market. We believe we will be able to charge a premium for access to our users who are inclined to avail themselves of the services these businesses offer.

The pricing and sales structure for Webfolio, Inc. is to maximize monthly revenue generated from subscription fees and advertisement sales. We expect a large majority of investors will subscribe to the free version of the service initially however we believe that by requiring at least a Standard subscription to access the system through a mobile version of the site, after the free trial period has elapsed, and providing outstanding service we will be able to convert a portion of those users into paying customers.

Potential buyers may access our site at no charge. We intend to offer the following pricing plans to investors under the following subscription packages:

FREE (FOREVER)

This service provides subscribers the option to have up to 10 buyers, and send 10 property listing emails and 10 welcome emails per month. The subscriber will have limited ability to customize the contents of emails sent by the system. They will be able to send property listing emails manually and can only send them to one buyer at a time though the system will provide the list of matching buyers for each property. Welcome emails will be sent to new buyers automatically. There is no access to the mobile site. We believe these service levels will benefit new investors by simplifying a number of basic tasks for them while still whetting their appetite for a paid subscription.

STANDARD ($10/MONTH - DISCOUNTED TO $100/YEAR IF PAID ANNUALLY)

This service provides subscribers the option to have up to 25 active buyers, and send up to 25 property listing emails and 25 welcome emails per month. Welcome emails are all sent automatically. Property listing emails are also automatically sent to all buyers whose criteria match those of the newly listed property. Investor subscribers can send email with any content, not just property listings, to their buyers however the investor will only be able to initiate these emails through a manual process on the web site. We refer to these general content emails as `keeping-in-touch' emails because they allow the

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
investor to keep the (potential) buyer updated with things like how the search for a property that matches their criteria is progressing, or happenings in the real estate market, or other potential opportunities the buyer may be interested in but not recorded in the system, or birthday greetings, etc. All emails can be fully customized by the subscriber. They have access to the service from the mobile site we provide. Advances in browser technology, both on the desk top and in mobile tools such as phones and tablets, allow the creation of rich user interfaces without the need for `apps' specific to various platforms. This development makes it feasible to build a single service that can be easily used from any browser without any significant overhead to maintain separate code bases for each target device or operating system. We believe this level of service will benefit investors as they grow their business and provide a significant value over the free version.

PREMIUM ($20/MONTH - DISCOUNTED TO $200/YEAR IF PAID ANNUALLY)

This service offers subscribers everything the Standard service has except they are allowed an unlimited number of active buyers and can have the system send an unlimited number of welcome emails along with an unlimited number of property listings and general content emails. The service also includes functionality to allow subscribers to create an unlimited number of custom email templates which allows subscribers to do things like targeting communications at a subset of buyers, etc. In addition to being able to send general content emails manually subscribers to this service will also have the option of creating schedules of date and time for the system to send emails of any type to their buyers. They will also be able to specify that certain emails go only to buyers that meet certain conditions, for example only buyers who have not visited the site in say 30 days, or those looking for properties in certain areas, etc. We believe this service will benefit full time real estate investors, whose business operations regularly generate one or more deals per day, as they seek to grow their real estate portfolios yet offer enough value to encourage Standard subscribers to consider upgrading to accelerate their progress.

Although there are numerous options investors have for listing their properties, we believe we will offer the only service specifically designed to meet the specific needs of the real estate investor to manage their buyers and allow them to focus on high-return activities in their businesses. We plan to achieve all of our business plan goals, however, there is no guarantee we will be successful in implementing our business plan.

Although Webfolio intends to implement its business plan through the foreseeable future and will do its best to mitigate the risks associated with its business plan, there can be no assurance that such efforts will be successful. If we are incapable of executing our business plan we would then investigate reasonable business options available to retain value for our shareholders. This could possibly be achieved by offering the leads generated on our web site or through other efforts to other firms. We could continue making progress on our business plan by developing alternatives such as limiting the scope of the services we offer clients to reduce costs, adjusting or reducing our in-house marketing costs, or reducing the costs for the development of our web site, and adjusting our timeline for the delivery of our services. If only partial funding is received we intend to follow our twelve month time frame, but in a reduced capacity. The level or reduction of our business operations could be commensurate with any given level of funding. We could decrease the number of services we offer, number of clients we handle, reduce in-house marketing efforts, and adjust our general overhead to any partial funding conditions including looking for open source libraries in place of licensed libraries and using lower capacity options for the services we will use or eliminating their use altogether. We could postpone furniture purchases, and reduce the number of computers purchased.

Our intention is to produce a working system that is sufficiently marketable to generate revenue. With this in mind our priorities are as follows:

     1.   Required (primary) system functionality
     2.   Marketing
     3.   Optional (secondary) system functionality

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Central to our service offering, our primary functionality, is the capability to allow investors to build and maintain their potential buyer lists and to facilitate communications from investors to the buyers on their lists. In order to collect payments from subscribers we also need to integrate payment collection functionality into the system. Secondary functionality is the maintenance of investors' property lists and the matching of an investor's buyers to the properties the investor has available on their lists. Additional secondary functionality is the capability of the system to operate easily on mobile devices such as smartphones and tablets. Mobile devices tend to have smaller screens, less memory and processing power that laptops and full-sized computers. These differences necessitate the need for alternative page layouts and workflows to those possible on more traditional computers.

The funding scenarios below are dependent on hypothetical amounts raised in the offering, if we raise less than the $50,000 we will be forced to extend our target dates, reduce planned functionality and curtail other spending. Please see the more detailed discussion of our planned use of offering proceeds in the "Use of Proceeds" section.

10% FUNDING SCENARIO

We will keep all of our marketing efforts confined within the company. This will necessitate that Mr. Thompson split his time between generating marketing content and developing the system. This will reduce the quality of the marketing effort because Mr. Thompson is not a marketing expert. We will be restricted to the amount of time we can obtain from internet marketing experts. This will also slow the development schedule and reduce the scope of services offered again because Mr. Thompson has a limited amount of time available to focus on this project. Project management fees (overseeing the step-by-step monitoring and completion of the application) will be -0- at this funding level. Accounting costs include $1,750 for audit, $1,500 for financial reviews, and $1,000 for legal and EDGAR filing fees. Additional legal, bookkeeping fees and filing preparation fees are not included. Telecommunications and internet fees (telephone, internet service provider, hosting, fax fees) will only cover the cost of the annual internet URLs currently held. The 10% funding scenario will start initial programming of the Home and Buyers List navigation pages, which includes actual programming instructions in developing content pages for use, but may not be completed.

We believe we will be able to operate at a minimal level for the next 12 months at 10% funding, to cover corporate and filing expenses, but the application's functionality will be delayed and there will be no product available for beta testing to real estate investors.

40% FUNDING SCENARIO

We will be able to outsource a portion of marketing content generation to qualified professionals leaving us to focus our development efforts on completing all primary system functionality for all navigation pages including payment collection capabilities. Our accounting, audit, legal fees will be increased to $9,000 to include $4,750 bookkeeping, filing preparation, and additional legal and EDGAR expenses. At 40% funding scenario, we believe we will be able to operate for the next 12 months with our web-based application available for limited beta testing without the buyer/listing functionality. This buyer/listing feature will match the buyer's property specifications profiled on the Buyers List with the properties owned by the investor on the Property List. The programming of this feature will be delayed until such times as additional capital is made available.

70% FUNDING SCENARIO

We will be able to outsource the bulk of marketing content generation to qualified professionals. We will be able to bring on an additional resource for at least 2 months to carry a large portion of the development efforts. At 70%

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funding scenario, we believe we will be able to operate for the next 12 months and expect to successfully complete a beta release for subscription sales of our primary functionality and move forward with the development of our planned secondary functionality though its successful release is dependent on the amount and quality of feedback from our beta testers, and any problems that arise once the system is operating under load. It is unlikely we would be able to complete our plans to make the service available on handheld and mobile devices like smartphones and tablets until such time as additional capital is made available.

100% FUNDING SCENARIO

We believe will be able to execute our plans as intended. At 100% funding scenario, we believe we will be able to operate for the next 12 months, as there will be sufficient capital to retain an additional development resource to see us through to a complete production release, including making our service available on handheld and mobile devices.

Additional expenses related to this offering will be paid using current assets of the Company. The cash balance at November 30, 2012 is $5,055. Costs associated with this offering are estimated as follows: Legal $250, Audit/Accounting $2,250, EDGAR $1,500 and SEC Registration Fee $6.

COMPETITION

While management believes we serve a niche market, the larger market for CRM applications is intensely competitive and rapidly changing. Barriers to entry are relatively low, many of our potential competitors are larger and have more resources than we do, and with the introduction of new technologies and market entrants, we expect competition to intensify in the future. If we fail to compete effectively, our operating results will be harmed. Some of our principal competitors may offer their products at a lower price, which would result in pricing pressures. If we are unable to maintain competitive pricing, our future operating results could be negatively impacted.

Our current principal competitors include salesforce.com, zoho.com, freeCRM.com, sugarCRM.com and base.com, a new online deal management service.

Our potential competitors enjoy substantial competitive advantages, such as greater name recognition, longer operating histories and larger marketing budgets, as well as substantially greater financial, technical and other resources. In addition, many have established marketing relationships and access to larger customer bases.

As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. Furthermore, because of these advantages, even if our service is more effective than the products that our competitors offer, potential customers might accept competitive products and services in lieu of purchasing our service. For all of these reasons, we may not be able to compete successfully.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE NAMES OF PRINCIPAL SUPPLIERS

We do not rely on any "real" raw materials to speak of as the marketable part of our services will be online.

PATENTS AND TRADEMARKS

We currently have no patents or trademarks for our service or brand name; however, as business is established and operations expand, we may seek such protection. Since the service will be entirely web-based no one outside the Company will have access to the source code or the internal processes. The source code produced will have the normal copyright headers.

Litigation may be necessary to enforce the Company's copyright and other intellectual property rights. Litigation could result in substantial costs and diversion of resources which could harm the Company's business and the Company could ultimately be unsuccessful in protecting its intellectual property rights. Further, the Company's intellectual property protection controls across global operations may not be adequate to fully protect them from the theft or misappropriation of the Company's intellectual property, which could adversely harm its business.

GOVERNMENT APPROVAL

We do not require any government approval for our services. As an online business, our business will not be subject to any environmental laws.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to local and international laws and regulations that relate directly or indirectly to our operations. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business, we have not spent any funds on research and development activities to date. We plan to spend funds on research and development activities in the future development of our software, integration and services.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have one employee, Robin Thompson, who devotes 8 - 10 hours per week to our business. There is no employment agreement with Mr. Thompson.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently operating out of the premises of our President on a rent free basis while we are in the organizational stage. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the Company.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock quoted on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     a. contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
     b. contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     c. contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     d. contains a toll-free telephone number for inquiries on disciplinary actions;
     e. defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     f. contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     a.   the bid and offer quotations for the penny stock;
     b. the compensation of the broker-dealer and its salesperson in the transaction;
     c. the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     d. monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

SHARES AVAILABLE FOR FUTURE SALE

Upon 100% completion of this Offering, based on our outstanding shares as of the date of this Prospectus, we will have outstanding an aggregate of 10,000,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 5,000,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 5,000,000 restricted shares of common stock then outstanding are owned by Robin Thompson, an officer and director, known as our "affiliate," and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act, if available, or otherwise.

The outstanding shares of our common stock not included in this prospectus will be available for sale in the public market as follows:

PUBLIC FLOAT

Of our outstanding shares, 5,000,000 shares are beneficially owned by an officer and director.

RULE 144

In general, under Rule 144, as currently in effect, a person, other than an affiliate, who has beneficially owned securities for at least six months, including the holding period of prior owners is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

     *    1% of the number of shares of common stock then outstanding, or
     * the average weekly trading volume of common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about an issuer. In order to effect a Rule 144 sale of common stock, the transfer agent requires an opinion from legal counsel. Further, the six month holding period is applicable only to issuers who have been subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 for at least 90 days.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

RULE 144 FOR "SHELL" COMPANY STATUS

The Commission codified a staff interpretation relating to the treatment of the securities of shell companies. Under the amendments, Rule 144 is not available for the resale of securities initially issued by a shell company (reporting or non-reporting) or a former shell company. These securities can be resold only through a resale registration statement, unless certain conditions are met. These conditions are:

     *    the issuer of the securities has ceased to be a shell company;
     * the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act;
     * the issuer has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; and
     * one year has elapsed since the issuer has filed current "Form 10 information" with the Commission reflecting its status as an entity that is no longer a shell company.

If these conditions are satisfied, then the securities can be sold subject to all other applicable Rule 144 conditions.

HOLDERS OF OUR COMMON STOCK

As of the date of this Prospectus, we have one stockholder of record.

REPORTS

Upon the effectiveness of the Registration Statement of which this Prospectus is a part, we will be subject to certain reporting requirements and will file with the SEC annual reports including annual financial statements, certified by our independent accountants, and un-audited quarterly financial statements in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

Our stock transfer agent is VStock Transfer, LLC, 77 Spruce Street, Suite 201, Cedarhurst, NY 11516.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

Webfolio Inc. was incorporated in the State of Delaware on May 16, 2011. We intend to market and sell our internet-based real estate buyer management service to real estate investors to help them streamline the processes of keeping track of buyers, what those buyers are interested in, and what properties they have available for their buyers. Webfolio's objective is to allow our users, professional real estate investors, to create a database of potential buyers interested in properties with certain characteristics then automatically match up those buyers with properties uploaded by those users. Webfolio's systems will provide real estate listings (whether buying or selling) to real estate investors. Our services include generating professional-looking property presentation sheets with projected returns, marking properties as conditionally sold, and generating purchase agreements. Management has extensive experience in developing online commercial web sites along with experience investing in real estate and connections with successful investors who teach others their craft.

We have been issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

Our 12-month budget is based on minimum operations which will be completely funded by the $50,000 we intend to raise through this offering. The costs associated with operating as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum. We cannot however guarantee that we will have sales and the amount raised in this offering may not be enough to meet the operating expenditures of the Company. We may be required to raise additional funding or apply for loans in the next 12 months, however we have no plans to do so at this time.

The administrative office of the Company is currently located at 1129 8 Street S.E. Calgary AB Canada T2G 2Z6. We plan to use these offices until we require a larger space. Our fiscal year end is May 31st.

RESULTS OF OPERATIONS

We have generated no revenues and incurred $5,034 in miscellaneous expenses from inception through November 30, 2012. These expenses primarily consisted of costs related to organizational fees, i.e. forming the Delaware Company and filing the extra provincial license documents to operate in Alberta, costs related to the preparation of the Registration Statement, including the audit, SEC fees and EDGAR filing.

The following table provides selected financial data about our Company for the period from the date of incorporation through November 30, 2012. For detailed financial information, see the financial statements included in this prospectus.

                      Balance Sheet Data:         11/30/2012
                      -------------------         ----------
                      Cash                          $5,055
                      Total assets                  $5,055
                      Total liabilities             $   89
                      Stockholder's equity          $4,966

During this time while we are awaiting funding from our proposed offering Management has focused, and will continue to focus, on development that can be achieved without substantial cash flow. At this point we have mapped out the primary areas of functionality the service will offer including basic high-level, wire frame sketches of screens. We have reviewed hosting services and selected the Google App Engine as our deployment target. This decision also led us to decide to use the database services offered through the Google App Engine platform. We've generated initial domain, service and controller class designs that will be easily supported by our selected platform and installed an open-source code editor that will help simplify our integration and deployment activities. We reviewed freely available open-source libraries that supply functionality we intend to use. Additionally we've also determined where and how we will keep our code repositories. On the marketing front, we have vetted our concept and planned functionality through a number of part time and full time real estate investors to further refine the planned service offering.

Other than the shares offered by this prospectus, no other source of capital has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the Company funds to complete the registration process.

GOING CONCERN

In our audited financial statements as of May 31, 2012 we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The following milestones are estimates only. The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs. Our 12-month budget is based on minimum operations which will be completely funded by the proceeds from this offering.

PLAN OF OPERATION

At present management will concentrate on the completion of the Registration Statement and utilize this time to also begin putting together a database of potential customers as well as the continuation of the development of the software and services for the purpose of the integration of customers into the Webfolio service.

COMPLETE OUR PUBLIC OFFERING:

We expect to complete our public offering within 180 days after our Registration Statement is declared effective by the Securities and Exchange Commission. We intend to concentrate all our efforts on raising capital during this period.

Once we have completed our offering, our specific business plan for the twelve months thereafter is as follows:

SOFTWARE DEVELOPMENT

Complete Alpha Prototype (1st quarter after funding)

     * Establish the development environment and secure hosting arrangements on Google App Engine
     *    Implement sign up and authentication logic
     * Design and implement database objects required to support intended functionality
     *    Implement intended workflows
     *    Implement property matching engine
     *    Push out limited early release to selected testers

Complete Beta Version (2nd and 3rd quarter after funding)

     *    Integrate feedback from early testers
     *    Fix any problems
     *    Integrate with payment processor
     *    Implement document customization tools
     *    Implement mobile browser-friendly version
     *    Push out limited release to selected testers

Release `Beta' to Public (3rd and 4th quarter after funding)

     * Operate as the free version only during beta testing including access to the mobile site
     *    Tune up marketing pages
     * Get full time instructors who teach real estate investing to include the service as part of their course offerings
     *    Enhance user support and communication

Release Production Version (4th quarter after funding)

After we're comfortable we've got the service operating as intended we will offer early adopters incentives to sign up for a paid version. We enforce service level offerings now. We will continue to enhance the service offering, improve responsiveness and stability based on user feedback.

MARKETING AND SALES

Once we're close to the full production release, we focus on marketing through blogs, SEO, articles, and a social media presence. We also leverage our relationships with full -time real estate investors to spread the word about the service.

Once we've obtained our first 100 users we will start signing up partners whose target markets include real estate investors. We'll arrange for our users to obtain discounts from our partners and, in return, we will get a referral fee for each relationship we help establish. We will also offer space for paid advertisements on the site for businesses who do not necessarily want a full partnership arrangement.

Based on raising funding from our offering, we have budgeted the following amounts over the 12 months following the successful completion of this offering, these amounts may be adjusted based upon sales and revenue:

Percentage of Offering                 10%         40%         70%         100%
----------------------               -------     -------     -------     -------
Proceeds to the Company              $ 5,000     $20,000     $35,000     $50,000
Programming                          $   500     $ 2,000     $ 7,000     $12,500
Online Project Management            $     0     $   600     $ 1,250     $ 1,250
Telecommunications & Internet        $   250     $ 1,500     $ 1,500     $ 1,500
Marketing                            $     0     $ 5,200     $ 9,100     $13,000
Accounting, Auditing & Legal         $ 4,250     $ 9,000     $ 9,000     $ 9,000
Working Capital                      $     0     $ 1,700     $ 7,150     $12,750

RESULTS OF OPERATIONS

FROM INCEPTION ON MAY 16, 2011 TO NOVEMBER 30, 2012

As of November 30, 2012 we have had limited operations, generated no revenues from our business operations and incurred losses of $5,034 since inception.

LIQUIDITY AND CAPITAL RESOURCES

Since inception, we sold 5,000,000 shares of common stock to our officer and director for $10,000. As of November 30, 2012, our total assets were $5,055 and our total liabilities were $89.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated no revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited financial and managerial resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms or at all. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing stockholders.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

REVENUE RECOGNITION

The Company records revenue on the accrual basis when all goods and services have been performed and delivered, the amounts are readily determinable, and collection is reasonably assured. The Company has not generated any revenue since its inception.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

None.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the Company are elected by the stockholders to a term of one year and serve until their successors are elected and qualified. Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name and Address         Age                         Position(s)
----------------         ---                         -----------
Robin Thompson           47       President, Secretary, Chief Executive Officer,
1129 8 Street S.E.                Chief Financial Officer and Director
Calgary, AB
T2G 2Z6  Canada

Mr. Thompson has held his office/position since the inception of our Company. He is expected to hold said office/position until the next annual meeting of our stockholders. The officer and director named above is our only officer, director, promoter and control person.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

ROBIN THOMPSON has been President, CEO, CFO, Secretary and Director of Webfolio Inc. from May 2011 to the present. From April 2012 to the present Mr. Thompson has been Director of Information and Business Services at Alberta Insurance Council. From November 2010 to March 2012 he served as a Senior Developer for Alberta Insurance Council. From February 2000 to the present he has been Principal Systems Architect at LPD Enterprises Inc., a software consulting firm based in Calgary, Alberta. Mr. Thompson is a certified Professional Engineer with APEGGA and received his BSc in Electrical Engineering from the University of Alberta.

During the past ten years, Mr. Thompson has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Thompson was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Thompson's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

CORPORATE GOVERNANCE

We do not have a compensation committee and we do not have an audit committee financial expert. We do not have a compensation committee because our Board of Directors consists of one director and we do not pay any compensation at this time. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive in the circumstances of our Company. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

CONFLICTS OF INTEREST

We are not aware of any conflicts of interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

                             EXECUTIVE COMPENSATION

Currently, our officer and director receives no compensation for his services during the development stage of our business operations. They may be reimbursed for any out-of-pocket expenses that they incur on our behalf. In the future, we may approve payment of salaries for officers and directors. We also do not currently have any benefits, such as health or life insurance, currently available to our employee.

                                                                                Change in
                                                                                 Pension
                                                                                Value and
                                                                  Non-Equity   Nonqualified
                                                                  Incentive     Deferred       All
 Name and                                                           Plan         Compen-      Other
 Principal                                    Stock     Option     Compen-       sation       Compen-
 Position          Year   Salary     Bonus    Awards    Awards     sation       Earnings      sation     Totals
------------       ----   ------     -----    ------    ------     ------       --------      ------     ------
Robin Thompson,    2012     0          0        0         0           0            0             0          0
President, CEO,    2011     0          0        0         0           0            0             0          0
CFO and Director

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                     Option Awards                                            Stock Awards
          ----------------------------------------------------------------   ---------------------------------------------
                                                                                                                  Equity
                                                                                                                 Incentive
                                                                                                     Equity        Plan
                                                                                                    Incentive     Awards:
                                                                                                      Plan       Market or
                                                                                                     Awards:      Payout
                                         Equity                                                     Number of    Value of
                                        Incentive                            Number                 Unearned     Unearned
                                       Plan Awards;                            of        Market      Shares,      Shares,
           Number of     Number of      Number of                            Shares     Value of    Units or     Units or
          Securities    Securities     Securities                           or Units   Shares or     Other         Other
          Underlying    Underlying     Underlying                           of Stock    Units of     Rights       Rights
          Unexercised   Unexercised    Unexercised   Option      Option       That     Stock That     That         That
          Options (#)   Options (#)     Unearned     Exercise  Expiration   Have Not    Have Not    Have Not     Have Not
Name      Exercisable  Unexercisable   Options (#)    Price       Date      Vested(#)    Vested      Vested       Vested
----      -----------  -------------   -----------    -----       ----      ---------    ------      ------       ------

Robin         0             0              0            0           0           0          0            0            0
Thompson

                                       34

DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----

Robin Thompson      0          0          0             0               0               0             0

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

We do not have an employment agreement in place with Mr. Thompson.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of the shares in the percentages noted, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

 Name and                 No. of        No. of      Percentage
Address of                Shares        Shares     of Ownership
Beneficial                Before        After         Before          After Completion of Offering at
  Owner                  Offering      Offering      Offering      100%         70%        40%        10%
  -----                  --------      --------      --------    --------    --------   --------   --------
Robin Thompson           5,000,000    5,000,000         100%        50%          59%        72%        91%
1129 8 Street S.E.
Calgary, AB  T2G 2Z6
Canada

All Officers and
Directors as a Group     5,000,000    5,000,000         100%        50%          59%        72%        91%

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 5,000,000 shares have been issued to the existing stockholder, all of which are held by Robin Thompson, an officer and director, and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

    TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On December 1, 2011 the Company issued a total of 5,000,000 shares of common stock to Mr. Thompson for cash at $0.002 per share for a total of $10,000.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

                                 INDEMNIFICATION

The Articles and By-Laws of Webfolio Inc. have no specific provisions to allow for the indemnification of the officer and director in regard to his carrying out the duties of his offices. Indemnification of directors and officers is as provided by the General Corporate Law of the State of Delaware. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                              AVAILABLE INFORMATION

We intend to file annual, quarterly and special reports, and other information with the SEC, as required. You may read or obtain a copy of the registration statement to be filed or any other information we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. The Company will voluntarily provide electronic or paper copies of its filings with the SEC free of charge upon request.

                              FINANCIAL STATEMENTS

Our fiscal year end is May 31, 2012. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared and then will be audited by the independent PCAOB registered CPA firm of Stan J.H. Lee.

                             Stan Jeong-Ha Lee, CPA
              2160 North Central Rd. Suite 209 * Fort Lee * NJ 07024
                   P.O. Box 436402 * San Diego * CA 92143-9402
            619-623-7799 * Fax 619-564-3408 * E-mail stan2u@gmail.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
WEBFOLIO INC.

We have audited the accompanying balance sheets of WEBFOLIO INC. (the "Company") as of May 31, 2012 and 2011 and the related consolidated statements of operation, shareholders' equity and cash flows for the period beginning May 16, 2011 ( date of inception) to May 31, 2011 and for the fiscal year ended May 31, 2012 and for the cumulative period from May 16, 2011 (date of inception) to May 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WEBFOLIO INC. as of May 31, 2012 and 2011, and the results of its operation and its cash flows for the periods aforementioned in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the note to the financial statements, the Company lacks liquidity and has accumulated losses from operations which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Stan Jeong-Ha Lee, CPA
----------------------------------
Stan Jeong-Ha  Lee, CPA
July 11, 2012
Fort Lee, NJ, 07024

                                  WEBFOLIO INC.
                          (A Development Stage Company)
                                 Balance Sheets
--------------------------------------------------------------------------------

                                                                      May 31, 2012       May 31, 2011
                                                                      ------------       ------------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                  $  8,916           $     --
  Other current assets                                                        11                 --
                                                                        --------           --------
TOTAL CURRENT ASSETS                                                       8,927                 --
                                                                        --------           --------

      TOTAL ASSETS                                                      $  8,927           $     --
                                                                        ========           ========

                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Officer advances                                                      $     89           $    163
                                                                        --------           --------
TOTAL CURRENT LIABILITIES                                                     89                163

      TOTAL LIABILITIES                                                       89                163

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, ($0.0001 par value, 130,000,000 shares
   authorized; 5,000,000 shares issued and outstanding
   as of May 31, 2012 and 2011                                               500                 --
  Additional paid-in capital                                               9,500                 --
  Deficit accumulated during development stage                            (1,162)              (163)
                                                                        --------           --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                       8,838               (163)
                                                                        --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)                $  8,927           $     --
                                                                        ========           ========


                        See Notes to Financial Statements

                                  WEBFOLIO INC.
                          (A Development Stage Company)
                            Statements of Operations
--------------------------------------------------------------------------------

                                                                           Cumulative from
                                                        Period from          May 16, 2011
                                                        May 16, 2011         (inception)
                                    Year Ended         (inception) to          through
                                   May 31, 2012         May 31, 2011         May 31, 2012
                                   ------------         ------------         ------------
REVENUES
   Revenues                         $       --           $       --           $       --
                                    ----------           ----------           ----------
TOTAL REVENUES                              --                   --                   --

OPERATING COSTS
  Administrative expenses                  594                   --                  594
  Taxes and licences                       405                  163                  568
                                    ----------           ----------           ----------
TOTAL OPERATING COSTS                      999                  163                1,162
                                    ----------           ----------           ----------

NET INCOME (LOSS)                   $     (999)          $     (163)          $   (1,162)
                                    ==========           ==========           ==========

BASIC EARNINGS PER SHARE            $    (0.00)          $    (0.00)          $    (0.00)
                                    ==========           ==========           ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING           5,000,000            5,000,000           $5,000,000
                                    ==========           ==========           ==========


                        See Notes to Financial Statements

                                  WEBFOLIO INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
               From May 16, 2011 (inception) through May 31, 2012
--------------------------------------------------------------------------------

                                                                                   Deficit
                                                                                 Accumulated
                                                       Common      Additional      During
                                        Common         Stock        Paid-in      Development
                                        Stock          Amount       Capital         Stage         Total
                                        -----          ------       -------         -----         -----
Balance May 16, 2011 (Inception)             --       $    --      $     --       $     --      $     --

Net Loss, May 31, 2011                                                                (163)         (163)
                                     ----------       -------      --------       --------      --------
BALANCE, MAY 31, 2011                        --            --            --           (163)         (163)

Stock issued for cash on
 December 1, 2011 @ $.002
 per share                            5,000,000           500         9,500                       10,000

Net Loss, May 31, 2012                                                                (999)         (999)
                                     ----------       -------      --------       --------      --------

BALANCE, MAY 31, 2012                 5,000,000       $   500      $  9,500       $ (1,162)     $  8,838
                                     ==========       =======      ========       ========      ========


                        See Notes to Financial Statements

                                  WEBFOLIO INC.
                          (A Development Stage Company)
                             Statements of Cash Flow
--------------------------------------------------------------------------------

                                                                                                    Cumulative from
                                                                                   Period from        May 16, 2011
                                                                                   May 16, 2011       (inception)
                                                                 Year Ended       (inception) to        through
                                                                May 31, 2012       May 31, 2011       May 31, 2012
                                                                ------------       ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                              $   (999)          $   (163)          $ (1,162)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
     Increase in other current asset                                  (11)                --                (11)
  Changes in operating assets and liabilities:
     Increase (decrease) in accrued expenses                           --                 --                 --
                                                                 --------           --------           --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES      (1,010)              (163)            (1,173)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES          --                 --                 --

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase (decrease) in officer advances                             (74)               163                 89
  Issuance of common stock                                            500                 --                500
  Additional paid-in capital                                        9,500                 --              9,500
                                                                 --------           --------           --------
     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES            9,926                163             10,089
                                                                 --------           --------           --------

NET INCREASE (DECREASE) IN CASH                                     8,916                 --              8,916

CASH AT BEGINNING OF PERIOD                                            --                 --                 --
                                                                 --------           --------           --------

CASH AT END OF PERIOD                                            $  8,916           $     --           $  8,916
                                                                 ========           ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                       $     --           $     --           $     --
                                                                 ========           ========           ========
  Income Taxes                                                   $     --           $     --           $     --
                                                                 ========           ========           ========


                        See Notes to Financial Statements

                                  WEBFOLIO INC.
                          (A Development Stage Company)
                         Notes to Financial Statements
                             May 31, 2012 and 2011
--------------------------------------------------------------------------------

1. NATURE OF OPERATIONS

WEBFOLIO INC. ("The Company") was incorporated in the State of Delaware on May 16, 2011 to engage in the creation and development of an online service primarily to help real estate investors more effectively manage their properties and potential buyers. The Company is in the development stage with no revenues and a limited operating history.

GOING CONCERN CONSIDERATION

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $1,162 since its inception and requires capital for its contemplated operation and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern.

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The Company has filed a Registration Statement with the Securities and Exchange Commission in an effort to sell 5,000,000 shares of common stock for proceeds of $50,000. Other than the shares to be offered under the Registration Statement, no other source of capital has been identified or sought. If the Company experiences a shortfall in operating capital prior to funding from the proceeds of the offering, the Company's director has verbally agreed to advance the Company funds to complete the registration process. Management estimates that the Company can operate in the current limited operations scenario for approximately 4-6 months with the cash currently available to the Company.

The financial statements do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company's year -end is May 31.

CASH AND CASH EQUIVALENTS
The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS
The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION
The financial statements are presented in United States dollars. In accordance with ASC 830, "Foreign Currency Matters", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

DEVELOPMENT STAGE COMPANY
The Company complies with Financial Accounting Standards Codification ("ASC") 915 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage enterprise.

FINANCIAL INSTRUMENT
Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

     Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

     Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

     Level 3: Significant unobservable inputs that reflect a reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The recorded amounts of financial instruments, including cash equivalents and accounts payable, approximate their market values as of May 31, 2012 and 2011.

INCOME TAXES
The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At May 31, 2012, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE
The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS
In February 2010, the FASB issued ASU No. 2010-09, which is included in the Codification under ASC 855, SUBSEQUENT EVENTS ("ASC 855"). This update removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company's financial statements.

In January 2010, the FASB issued ASU No. 2010-06, which is included in the Codification under ASC 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES ("ASC 820"). This update requires the disclosure of transfers between the observable input categories and activity in the unobservable input category for fair value measurements. The guidance also requires disclosures about the inputs and valuation techniques used to measure fair value and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company's financial statements.

The Company does not expect the adoption of recently issued accounting pronouncements to have any significant impact on the Company's results of operations, financial position or cash flow.As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

3. RELATED PARTY TRANSACTIONS

The President of the Company provides management and office premises to the Company for no compensation.

4. COMMON SHARES

In December , 2011, the Company authorized the issue of 5,000,000 common shares of the company at par value of $.002 to Robin Thompson, Director and President, for net cash proceeds of $10,000.

At May 31, 2012 there are total of 5,000,000 common shares of the Company issued and outstanding.

5. INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and
(b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                               May 31, 2012         May 31, 2011
                                               ------------         ------------
Deferred tax attributed:
  Net operating loss carryover                   $ (1,162)            $   (163)
  Less change in valuation allowance               (1,162)                (163)
                                                 --------             --------
Net deferred tax asset                           $      0             $      0
                                                 ========             ========

At May 31, 2012, the Company had an unused net operating loss carry-forward approximating $1,162 that is available to offset future taxable income; the loss carry-forward will start to expire in 2030.

6. SUBSEQUENT EVENTS

In accordance with ASC 855, SUBSEQUENT EVENTS, the Company has evaluated subsequent events through July 11, 2012, the date of available issuance of these audited financial statements. During this period, the Company did not have any material recognizable subsequent events.

                               Stan J.H. Lee, CPA
              2160 North Central Rd. Suite 209* Fort Lee * NJ 07024
                     P.O. Box 436402 * San Diego * CA 92143
           619-623-7799 * Fax 619-564-3408 * E-mail) stan2u@gmail.com
--------------------------------------------------------------------------------


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and management of Webfolio Inc.

We have reviewed the accompanying consolidated balance sheet of Webfolio Inc. as of November 30, 2012, and the related statements of operations, changes in stockholders' equity and cash flows for the six- months then ended. These financial statements are the representation of the management .

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States) , the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.


/s/ Stan J.H. Lee, CPA
--------------------------------
Stan J.H. Lee, CPA
December 6, 2012
Fort Lee, NJ 07024

                                  WEBFOLIO INC.
                          (A Development Stage Company)
                                 Balance Sheets
--------------------------------------------------------------------------------

                                                                      November 30,         May 31,
                                                                         2012               2012
                                                                       --------           --------
                                                                      (Unaudited)         (Audited)
                                           ASSETS

CURRENT ASSETS
  Cash                                                                 $  5,055           $  8,916
  Other current assets                                                       --                 11
                                                                       --------           --------
TOTAL CURRENT ASSETS                                                      5,055              8,927
                                                                       --------           --------

      TOTAL ASSETS                                                     $  5,055           $  8,927
                                                                       ========           ========

                 LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Officer advances                                                     $     89           $     89
                                                                       --------           --------
TOTAL CURRENT LIABILITIES                                                    89                 89
                                                                       --------           --------

      TOTAL LIABILITIES                                                      89                 89

STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, ($0.0001 par value, 130,000,000 shares
   authorized; 5,000,000 shares issued and outstanding
   as of November 30, 2012 and May 31, 2012                                 500                500
  Additional paid-in capital                                              9,500              9,500
  Deficit accumulated during development stage                           (5,034)            (1,162)
                                                                       --------           --------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                      4,966              8,838
                                                                       --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)               $  5,055           $  8,927
                                                                       ========           ========


                        See Notes to Financial Statements

                                  WEBFOLIO INC.
                          (A Development Stage Company)
                            Statements of Operations
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                              Cumulative from
                                                                               May 16, 2011
                                           Six Months                           (inception)
                                          Period Ended        Year Ended          through
                                           November 30,         May 31,         November 30,
                                              2012               2012              2012
                                           ----------         ----------        ----------
REVENUES
  Revenues                                 $       --         $       --        $       --
                                           ----------         ----------        ----------
TOTAL REVENUES                                     --                 --                --

OPERATING COSTS
  Professional expenses                         1,750                 --             1,750
  Administrative expenses                       2,112                594             2,879
  Taxes and licences                               --                568               405
                                           ----------         ----------        ----------
TOTAL OPERATING COSTS                           3,862              1,162             5,034
                                           ----------         ----------        ----------

NET INCOME (LOSS)                          $   (3,862)        $   (1,162)       $   (5,034)
                                           ==========         ==========        ==========

BASIC EARNINGS PER SHARE                   $    (0.00)        $    (0.00)       $       (0)
                                           ==========         ==========        ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                  5,000,000          5,000,000         5,000,000
                                           ==========         ==========        ==========


                        See Notes to Financial Statements

                                  WEBFOLIO INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
             From May 16, 2011 (inception) through November 30, 2012
--------------------------------------------------------------------------------

                                                                                      Deficit
                                                                                    Accumulated
                                                          Common      Additional      During
                                           Common         Stock        Paid-in      Development
                                           Stock          Amount       Capital         Stage         Total
                                           -----          ------       -------         -----         -----
Balance May 16, 2011 (Inception)                --       $    --      $     --       $     --      $     --

Net Loss, May 31, 2011                                                                    (11)          (11)
                                         ---------       -------      --------       --------      --------
BALANCE, MAY 31, 2011 (AUDITED)                 --            --            --            (11)          (11)
                                         ---------       -------      --------       --------      --------
Stock issued for cash
 on December 1, 2011
 @ $.002 per share                       5,000,000           500         9,500                       10,000

Net Loss, May 31, 2012                                                                 (1,162)       (1,162)
                                         ---------       -------      --------       --------      --------
BALANCE, MAY 31, 2012 (AUDITED)          5,000,000           500         9,500         (1,173)        8,828
                                         ---------       -------      --------       --------      --------
Net Income (Loss), Six Months
 Period Ended November 30, 2012                                                        (3,862)       (3,862)
                                         ---------       -------      --------       --------      --------

BALANCE, NOVEMBER 30, 2012 (UNAUDITED)   5,000,000       $   500      $  9,500       $ (5,034)     $  4,966
                                         =========       =======      ========       ========      ========


                        See Notes to Financial Statements

                                  WEBFOLIO INC.
                          (A Development Stage Company)
                             Statements of Cash Flow
--------------------------------------------------------------------------------

                                                                                                    Cumulative from
                                                                                                     May 16, 2011
                                                                Six Months                            (inception)
                                                               Period Ended        Year Ended           through
                                                                November 30,         May 31,          November 30,
                                                                   2012               2012               2012
                                                                 --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                              $ (3,862)          $ (1,162)          $ (5,034)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:

  Changes in operating assets and liabilities:
     Increase in other current asset                                   --                (12)                --
     Increase (decrease) in officer advances                           --                 89                 89
                                                                 --------           --------           --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES      (3,862)            (1,085)            (4,945)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES          --                 --                 --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                             --                500                500
  Additional paid-in capital                                           --              9,500              9,500
                                                                 --------           --------           --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES          --             10,000             10,000
                                                                 --------           --------           --------

NET INCREASE (DECREASE) IN CASH                                    (3,862)             8,916              5,055

CASH AT BEGINNING OF PERIOD                                         8,916                 --                 --
                                                                 --------           --------           --------

CASH AT END OF PERIOD                                            $  5,055           $  8,916           $  5,055
                                                                 ========           ========           ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                       $     --           $     --           $     --
                                                                 ========           ========           ========

  Income Taxes                                                   $     --           $     --           $     --
                                                                 ========           ========           ========


                        See Notes to Financial Statements

                                 WEBFOLIO INC.
                   Notes to Financial Statements (Unaudited)
                         (A Development Stage Company)
                                November 30,2012
--------------------------------------------------------------------------------

1. NATURE OF OPERATIONS

WEBFOLIO INC. ("The Company") was incorporated in the State of Delaware on May 16, 2011 to engage in the creation and development of an online service primarily to help real estate investors more effectively manage their properties and potential buyers. The Company is in the development stage with no revenues and a limited operating history.

GOING CONCERN CONSIDERATION

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and/or issuance of common shares.

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The Company has filed a Registration Statement with the Securities and Exchange Commission in an effort to sell 5,000,000 shares of common stock for proceeds of $50,000. Other than the shares to be offered under the Registration Statement, no other source of capital has been identified or sought. If the Company experiences a shortfall in operating capital prior to funding from the proceeds of the offering, the Company's director has verbally agreed to advance the Company funds to complete the registration process. Management estimates that the Company can operate in the current limited operations scenario for approximately 4-6 months with the cash currently available to the Company.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company's year-end is May 31.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires that management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

                                 WEBFOLIO INC.
                   Notes to Financial Statements (Unaudited)
                         (A Development Stage Company)
                                November 30,2012
--------------------------------------------------------------------------------

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with ASC 830, "Foreign Currency Matters", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

DEVELOPMENT STAGE COMPANY

The Company complies with Financial Accounting Standards Codification ("ASC") 915 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as development stage enterprise.

FINANCIAL INSTRUMENT

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

     Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

     Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

     Level 3: Significant unobservable inputs that reflect a reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The recorded amounts of financial instruments, including cash equivalents and accounts payable, approximate their market values as of November 30, 2012.

INCOME TAXES

The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. At November 30, 2012, a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive

                                 WEBFOLIO INC.
                   Notes to Financial Statements (Unaudited)
                         (A Development Stage Company)
                                November 30,2012
--------------------------------------------------------------------------------

potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

In February 2010, the FASB issued ASU No. 2010-09, which is included in the Codification under ASC 855, SUBSEQUENT EVENTS ("ASC 855"). This update removes the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company's financial statements.

In January 2010, the FASB issued ASU No. 2010-06, which is included in the Codification under ASC 820, FAIR VALUE MEASUREMENTS AND DISCLOSURES ("ASC 820"). This update requires the disclosure of transfers between the observable input categories and activity in the unobservable input category for fair value measurements. The guidance also requires disclosures about the inputs and valuation techniques used to measure fair value and become effective for interim and annual reporting periods beginning January 1, 2010. The adoption of this guidance did not have a material impact on the Company's financial statements.

The Company does not expect the adoption of recently issued accounting pronouncements to have any significant impact on the Company's results of operations, financial position or cash flow.As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

3. RELATED PARTY TRANSACTIONS

The President of the Company provides management and office premises to the Company for no compensation.

4. COMMON SHARES

In December, 2011, the Company authorized the issue of 5,000,000 common shares of the company at par value of $.002 per share to Robin Thompson, Director and President, for net cash proceeds of $10,000.

At November 30, 2012, there are total of 5,000,000 common shares of the Company issued and outstanding.

5. INCOME TAXES

The Company follows ASC 740. Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and
(b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

                                 WEBFOLIO INC.
                   Notes to Financial Statements (Unaudited)
                         (A Development Stage Company)
                                November 30,2012
--------------------------------------------------------------------------------

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                             November 30,            May 31,
                                                2012                  2012
                                              --------              --------
Deferred tax attributed:
  Net operating loss carryover                $ (1,762)             $ (1,162)
  Less: change in valuation allowance           (1,762)               (1,162)
                                              --------              --------
Net deferred tax asset                        $      0              $      0
                                              ========              ========

At November 30, 2012, the Company had an unused net operating loss carry-forward approximating $1,762 that is available to offset future taxable income; the loss carry-forward will start to expire in 2030.

6. SUBSEQUENT EVENTS

In accordance with ASC 855, SUBSEQUENT EVENTS, the Company has evaluated subsequent events through the date of available issuance of these unaudited financial statements. During this period, the Company did not have any material recognizable subsequent events.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL OCTOBER 8, 2013 (180 DAYS AFTER THE EFFECTIVE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."